Exhibit 99.4

Ozop Announces the Revival of Its NeoGrid Project, Code-Named NeoVolt

WARWICK, NY – (December 12th) – Ozop Energy Solutions, Inc. (OZSC), a pioneer in advanced energy solutions, is pleased to announce the revitalization of its NeoGrid project, now re-engineered and rebranded as NeoVolt. This initiative marks a pivotal advancement in Ozop’s commitment to revolutionizing the distributed power grid infrastructure.

“Embracing innovation often involves revisiting foundational concepts and enhancing them,” stated Brian Conway, CEO of Ozop Energy Solutions, Inc. “NeoVolt represents this philosophy. We revisited the original NeoGrid framework and focused on refining its transportability and scalability features, which were critical limitations in the initial design.”

NeoVolt is engineered as a scalable battery storage solution, incorporating state-of-the-art modular ‘battery sleds’. These units are meticulously designed for optimal performance in various settings. Their aluminum and rubberized construction ensures durability and adaptability across different environments. Each sled is equipped with an array of configurable battery cells, capable of efficient energy storage and distribution.

The versatility of NeoVolt allows for its application across multiple scenarios:

●	Emergency and Remote Power Supply: NeoVolt’s mobility and modular design make it ideal for deployment in areas affected by natural disasters or regions lacking traditional power infrastructure.
●	Residential and Commercial Energy Solutions: Its scalability allows for customized energy storage solutions, from individual homes to larger commercial complexes.
●	Industrial and Grid-Scale Applications: NeoVolt can be integrated into larger energy networks, providing essential load balancing and energy storage capabilities to stabilize and optimize grid performance.

“The insights gleaned from our ARC project were instrumental in developing NeoVolt,” added Brian Conway. “ARC’s breakthroughs in scalable control systems directly influenced the sophisticated design of NeoVolt. This project mirrors our growth as a leader in engineering innovation, consistently pushing the boundaries of energy distribution technology.”

About Ozop Energy Solutions.

Ozop Energy Solutions (Ozop Energy Solutions (http://ozopenergy.com/) is the flagship company that oversees a wide variety of products in various stages of development in the renewable energy sector. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com